Exhibit 10.16

INVESTMENT MANAGEMENT AGREEMENT

This INVESTMENT MANAGEMENT AGREEMENT, made as of the 1st day of December, 2015  (the “Effective Date”), between Urban Partners GP, LLC, as the general partner (“General Partner”) of CIM Urban Partners, L.P., a Delaware limited partnership (the “Partnership”), for and on behalf of the Partnership, and CIM Investment Advisors, LLC, a Delaware limited liability company (the “Adviser”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Partnership’s Second Amended and Restated Agreement of Limited Partnership, dated as of December 22, 2005 (as presently in effect and as amended from time to time, the “Partnership Agreement”).

W I T N E S S E T H:

WHEREAS, the Partnership desires to retain the Adviser to render investment advisory services to the Partnership, and the Adviser is willing to render such services; and

WHEREAS, the Adviser is ready and willing to act as investment adviser to the Partnership, subject to and in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.Appointment of Adviser

The General Partner hereby delegates its duties and responsibilities with respect to the management of the Partnership’s assets to the Adviser and appoints the Adviser to act as investment adviser to the Partnership for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. In connection with the Adviser’s appointment as the investment adviser to the Partnership, the rights, duties and obligations of the Investment Manager, as set forth in the Partnership Agreement, shall (to the extent applicable) be deemed to apply in all material respects to the Adviser.

The Adviser agrees to notify the Partnership of any change in the ownership of the Adviser within a reasonable time after such change.

2.Duties of Adviser

(a)Subject to the supervision of the General Partner and the terms of the Partnership Agreement, the Adviser shall be responsible for managing the assets of the Partnership.

(b)The Adviser shall perform its duties hereunder with the degree of diligence, prudence and care which a prudent person exercises with respect to his or her own assets.

(c)The Adviser shall render to the General Partner such periodic and special reports as it may reasonably request.

(d)The investment management services of the Adviser to the Partnership under this Agreement are not to be deemed exclusive and the Adviser shall be free to render similar services to others.

3.Expenses

Unless otherwise provided in the Partnership Agreement, the Adviser shall pay all of its costs and expenses relating to the general operation of its business, including administrative expenses, employment expenses,  office expenses, insurance of the Adviser and its employees, rent and all or any part of the Adviser’s travel expenses and legal expenses.

4.Remuneration

As of the Effective Date, the Adviser shall be entitled to receive from the Partnership (or its Limited Partners) as compensation for the Adviser’s management services the full amount of the Investment Management Fee, as determined and to be paid in accordance with the Partnership Agreement.

5.Liability and Indemnification of Adviser

The Adviser shall not be liable to the Partnership and shall be indemnified by the Partnership, as provided in the Partnership Agreement.

6.Term and Termination

This Agreement shall become effective on the Effective Date and shall remain in full force and effect until the Partnership is dissolved, this Agreement is required to be (or is automatically) terminated pursuant to the terms of the Partnership Agreement or the Partnership and the Adviser otherwise mutually agree.

7.Assignment

Except as otherwise provided in the Partnership Agreement, the Adviser may not assign its duties hereunder without the consent (whether such consent is actual consent or negative consent) of the Advisory Committee, provided that an “assignment” shall not include any transaction which does not result in a change of actual control or management of the Adviser.  The Partnership may not assign its duties hereunder without the written consent of the Adviser.

8.Amendment

This Agreement may not be amended without the consent of the Adviser and the REIT (with the consent of at least sixty-six and two thirds percent (66-2/3%) of the Class A Percentage Interests of the Class A Members (excluding the Class A Percentage Interest of any Affiliate of the General Partner)).

9.Independent Contractor Status

The Adviser shall for all purposes herein be deemed to be an independent contractor. Nothing contained herein shall be deemed to constitute the parties hereto members of any partnership, joint venture, association, syndicate or other entity. The parties further agree that any amounts paid to the Adviser pursuant to this Agreement shall constitute payments for services rendered.

10.Non-Exclusivity

Nothing in this Agreement shall limit or restrict the right of any partner, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to any other business. Nothing in this Agreement shall limit or restrict the right of the Adviser to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

11.Notices

Notices of any kind to be given to the Adviser shall be in writing and shall be duly given if mailed or delivered to the Adviser at 4700 Wilshire Boulevard, Los Angeles, CA 90010, Attention: Eric Rubenfeld, or at such other address or to such other individual as shall be specified by the Adviser to the Partnership in accordance with this paragraph 11. Notices of any kind to be given to the Partnership shall be in writing and shall be duly given if mailed or delivered to the Partnership at 4700 Wilshire Boulevard, Los Angeles, CA 90010, Attention: Avraham Shemesh, or at such other address or to such other individual as shall be specified by the Partnership to the Adviser in accordance with this paragraph 11.

12.Representations and Warranties of the Adviser

The Adviser represents and warrants to the Partnership that, as of the Effective Date:

(a)The Adviser has been duly formed and is validly existing in good standing as a corporation under the laws of the State of Delaware with full power and authority to enter into and perform this Agreement and to conduct its business as required pursuant to this Agreement.

(b)This Agreement has been duly and validly executed and delivered by the Adviser and, assuming the due and valid authorization, execution and delivery on behalf of the Partnership, constitutes a valid and binding agreement of the Adviser, enforceable against it in accordance with its terms, except as may be limited by (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights, (b) general equity principles, (c) the law of fraudulent conveyance, (d) public policy and (e) judicial imposition of any implied covenant of good faith and fair dealing. The person signing this Agreement on behalf of the Adviser has been duly authorized by the Adviser to do so.

(c)The Adviser is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound which, in the aggregate, would have a material adverse effect on the Adviser;

the execution by the Adviser of this Agreement and the performance by the Adviser of its obligations under this Agreement do not and will not result in any violation of the certificate of incorporation of the Adviser, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser under, any indenture, mortgage, loan agreement, note lease or other agreement or instrument to which the Adviser is a party or by which any of its properties is bound or any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its properties. There is no litigation, investigation or other proceeding pending or, to the knowledge of the Adviser, threatened against the Adviser or any of its Affiliates which, if adversely determined, would materially adversely affect the business or financial condition of the Adviser or would impair the ability of the Adviser to perform its obligations hereunder.

(d)The Adviser has obtained all authorizations, consent, approvals, licenses and clearances of all courts, governmental agencies and authorities, and any other Person, if any, required for the Adviser to enter into this Agreement and to perform its obligations hereunder.

(e)The Adviser is registered with the U.S. Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

13.Headings

The headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

14.Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

15.Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

CIM URBAN PARTNERS, L.P.

By:	CIM Urban Partners GP, LLC, its General Partner

By:	/s/ Eric Rubenfeld
	Name:	Eric Rubenfeld
	Title:	Vice President and Secretary

CIM INVESTMENT ADVISORS, LLC

By:	/s/ Eric Rubenfeld
	Name:	Eric Rubenfeld
	Title:	Vice President, Secretary and Chief Compliance Officer

Signature Page to Investment Management Agreement